SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2003

AMERCO

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-11255 (Commission File Number)	88-0106815 (IRS Employer Identification No.)

1325 Airmotive Way, Ste. 100 Reno, Nevada 89502-3239

(Address of Principal Executive Offices)      (Zip Code)

(775) 688-6300

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

     On May 12, 2003, we announced in a press release that (i) BDO Seidman is in the process of re-auditing the financial statements of AMERCO and its subsidiaries for fiscal years 2001 and 2002; (ii) BDO Seidman has identified audit adjustments that could potentially require restatement of prior period financial information; (iii) AMERCO received notice from PricewaterhouseCoopers that its most recent audit report should no longer be associated with AMERCO’s fiscal 2001 and 2002 financial statements; and (iv) the Securities and Exchange Commission has been conducting an investigation regarding AMERCO’s financial statements. A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORM FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits

99.1	Press Release dated May 12, 2003.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     See Item 5 above.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2003

AMERCO

/s/ Gary V. Klinefelter Gary V. Klinefelter, Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 12, 2003